EXHIBIT 10.41

                                    ADDENDUM
                              CONSIGNMENT AGREEMENT

                               [BEST BUY VENDORS]

EFFECTIVE DATE:   FEBRUARY 21, 2006

THIS CONSIGNMENT AGREEMENT ("Agreement") is made a part of and is hereby incorporated into the Vendor Agreement between Best Buy Purchasing LLC (a Best Buy Co., Inc. subsidiary) and its affiliates, having its principal place of business at 7601 Penn Avenue South, Richfield, Minnesota, USA 55423-3645 ("Consignee") and SLS International Inc. having its principal place of business at 1650 W. Jackson, Ozark, MO 65721 ("Consignor"), which became effective on December 1, 2005. This Agreement is intended to set forth the terms and conditions applicable only to the provision of consigned products from Consignor to Consignee and intended for resale via Consignee's Best Buy stores and/or Internet web sites. Such consigned products are described on EXHIBIT A hereto, as may be amended from time to time by agreement by the parties ("Consignment Product(s)").

All terms in the Vendor Agreement shall remain in full force and effect with respect to non-consigned products. With respect to Consignment Products, the following terms shall supplement the terms of the Vendor Agreement. In the event of conflict, the terms of this Agreement will control with respect to Consignment Product.

1. RESERVATION OF RIGHTS AND TITLE. Title to the Consignment Products is reserved in Consignor until sale of the Consignment Product by Consignee to Consignee's customers. Consignee agrees to cooperate with Consignor in effecting the protections afforded consignment sellers under Sections 9-103(d), 9-109
(a)(4) and 9-319 of the Uniform Commercial Code as adopted and in effect in the state of Minnesota, to the extent provided herein. Consignee agrees to execute UCC-1 financing statements as modified in the form attached as EXHIBIT B, provided that Consignor shall be responsible for preparation of such financing statements and for the filing of such financing statements and payment of all applicable filing and preparation costs. No security interest shall be granted in the proceeds from the sale of the Consignment Product.

2. SALE OF CONSIGNMENT PRODUCT. Consignee has sole discretion to determine the retail price of the Consignment Product and the right to determine the amount and frequency of any retail price changes. For each sale of a unit of Consignment Product, regardless of the retail sale price, Consignee shall pay Consignor the "Agreed Cost" for such Consignment Product, as set forth in EXHIBIT A, minus the allowances, deductions and vendor charge-backs agreed between the parties. Consignment Product sold and returned by a customer in accordance with Consignee's return policy shall not be considered a "sale" for purposes of calculating payments to Consignor. Consignment Product that is defective (which includes but is not limited to Consignment Product that is returned without the box, with an opened box, or with a damaged box) shall be the responsibility of Consignor, and may be returned to Consignor unless otherwise mutually agreed. Any amounts remaining from the sale after payment to Consignor as set forth herein shall be retained by Consignee. Consignee shall exert commercially reasonable efforts to sell the Consignment Product consistent with Consignee's sales, marketing and merchandising plans, which may be amended from time to time.

3. INVOICES; PAYMENT; ALLOWANCES. All transactions (e.g., purchase orders and invoices) shall be conducted via Electronic Data Interchange (EDI). Consignment Product shall not be payable until sell-through to Consignee's customers. However, upon shipment of the Consignment Product to Consignee, Consignor shall submit a corresponding invoice to Consignee that contains quantity, Agreed Cost, and stock-keeping unit (SKU) information. Further, Consignor's invoices shall contain net 30 payment terms as a placeholder; however, actual payment terms shall be as provided herein. Such invoice detail is necessary so that Consignee's merchandise receipt system can automatically match each invoice to the corresponding Consignment Product delivery and purchase order issued by Consignee. Any discrepancies (e.g., shortages) identified by Consignee will be reconciled with Consignor each month to assure that the parties agree to the correct inventory of Consignment Product held by Consignee. The parties will at this time make any necessary corrections to their records concerning invoices and quantities.

If Consignor fails to submit EDI invoices in the manner specified above to Consignee to confirm the quantities of Consignment Products shipped, Consignee may in its discretion: (1) make payment to Consignor based upon quantities of Consignment Products as determined by Consignee's inventory records, which will result in a delay in Consignee's payment to Consignor; or (2) delay its payment to Consignor until Consignor produces the necessary EDI invoices or other documentation to confirm quantities of Consignment Products shipped.

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Consignee shall provide net point of sales data to Consignor via EDI on a weekly basis (i.e., net of customer returns) at no charge. Subject to the Consignor's obligation to provide accurate EDI invoices to Consignee on a timely basis, Consignee shall make a monthly payment to Consignor via US Mail fifteen (15) days following Consignee's fiscal month end. Payment will be based on final estimated monthly sales, which may not equal the sum of weekly sales transmissions to Consignor due to sales system corrections posted within two business days after fiscal month end.

Agreed allowances/deductions may be set forth below or described in a separate writing between the parties:

ADVERTISING ALLOWANCE:


DEFECTIVE ALLOWANCE:


PLACEMENT/END CAP ALLOWANCE:


SHRINK ALLOWANCE:


[OTHER]:

4. AUDITS. Consignor may audit Consignee's books and records pertaining solely to the subject matter of this Agreement no more than once per year, provided that Consignee shall be given reasonable written notice, and further provided that the audit shall take place at Consignee's facilities during normal business hours. Costs of the audit shall be borne by Consignor, provided that if a five percent (5%) or more discrepancy or shortfall is found, Consignee will reimburse the reasonable and documented costs of such audit.

5. TAXES. Consignee will be responsible for the collection and remittance of the appropriate sales tax to the proper taxing authorities and will provide state resale tax certificates to Consignor. Consignee shall report the consignment inventory, as listed on Consignee's general ledger, to the Consignor. Consignor will be responsible to pay any personal property taxes relating to the Consignment Product in Consignee's possession. Each party shall be responsible for reporting its own income derived from this Agreement and for payment of its own income taxes.

6. SHIPMENTS. Consignor will ship the Consignment Product to Consignee's designated shipping address (e.g., distribution centers and/or stores) at Consignor's risk and expense. Consignor shall be responsible for making shipping arrangements, scheduling, tracking, proof of delivery, tracing, and obtaining insurance for loss or damage while Consignment Products are in transit, and filing freight claims for loss and/or damage. If expedited shipment becomes necessary, in the reasonable opinion of both parties, due to the fault or delay of Consignor, then Consignor shall pay the costs of such expedited shipments to either Consignee's distribution centers or via drop ships to Consignee's stores, as requested by Consignee. If expedited shipment becomes necessary, in the reasonable opinion of both parties, due to the fault or delay of Consignee, then Consignor agrees to ship product, freight collect, to either Consignee's distribution centers, or stores via drop ship, as requested by Consignee; Consignee shall then charge back Consignor the difference between the standard ground shipping costs and the expedited shipping costs. The carrier (not Consignor) shall invoice Consignee in this latter freight collect situation. Consignor agrees not to include freight charges on any invoices under any circumstances.

7. RETURN OF GOODS. Consignee has 100% return rights with respect to the Consignment Product, whether in cases of defectives, obsoletes, slow-moving Consignment Products, upon termination, or otherwise. Except as otherwise expressly set forth in this Agreement, Consignee agrees to arrange and pay for return shipments. Notwithstanding the foregoing, the undersigned Consignee reserves the right to return, at Consignor's expense, any Consignment Products

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for which a claim is made that alleges that the Consignment Products (1)
infringe any alleged patent, design, tradename, trademark, copyright, right of privacy, or any other tangible or intangible property rights, or (2) are not manufactured, packaged and labeled in accordance with best industry standards and/or all applicable laws, ordinances, rules and regulations by governmental departments, bodies and agencies governing and/or restricting the receipt and sale of Consignment Products by the undersigned Consignee, or (3) have caused injury to person or property. In addition, Consignor agrees to pay the cost of return shipments of substantially defective product. In all cases, Consignor agrees to provide a return authorization ("RA") within 48 hours of request.

8. FURTHER OBLIGATIONS OF CONSIGNEE. Consignee shall make an annual payment to Consignor at the most recent Agreed Cost per unit for any loss or damage to the Consignment Products, less any applicable discounts, allowances or other valid off set amounts, while such Consignment Products are in the care, custody, and control of Consignee. Notwithstanding the foregoing, Consignee agrees to use commercially reasonable efforts to protect and preserve the Consignment Products that are in the care, custody or control of Consignee, wherever located. Consignee further agrees to maintain all-risk property insurance in an amount adequate to fully insure all Consignment Products in the care, custody or control of Consignee, wherever located, in an amount not less than $5 Million, and will name Consignor as a loss payee on such policy where Consignor's interest appears.

9. FURTHER OBLIGATIONS OF CONSIGNOR.

         a. Consignor represents and warrants that (i) Consignor has full title to the Consignment Product, free and clear of all liens, charges and other encumbrances, and (ii) all Consignment Products delivered hereunder will have been manufactured, packaged, and labeled in accordance with best industry standards and all applicable laws, ordinances, rules, and regulations by governmental departments, bodies, and agencies governing and/or restricting the purchase, acceptance, resale, distribution or promotion of such Consignment Product by Consignee.

         b. Consignor will indemnify, defend, and hold Consignee, its parent, affiliates, agents and employees, harmless from and against any and all claims, actions, liabilities, losses, costs and expenses arising from or in connection with (a) Consignor's breach of this Agreement, including but not limited to its representations and warranties; (b) acts or omissions of Consignor relating to the Consignment Products which includes, but is not limited to claims that the Consignment Products, or use thereof, caused personal injury, death, or real or personal property damage; (c) a Consignment Product recall, whether or not initiated by Consignor; (d) claims that the Consignment Products infringe, misappropriate or injure a third party's intellectual property or proprietary rights; (e) false or misleading Consignment Product specifications provided to Consignee to promote and sell the Consignment Products; and (f) Consignor's failure to promptly perform its obligations in connection with a rebate offer. Consignee agrees to give Consignor prompt written notice of any claims, to tender the defense to Consignor, and to grant Consignor the right to control settlement and resolution. Consignor agrees to pay all costs of liability, settlement and defense, including attorney fees and costs.

10. CONSIGNOR-CONSIGNEE RELATIONSHIP. The parties do not intend to form a partnership or joint venture, principal-agent, employer-employee, or any other relationship other than that of consignor-consignee, and, where appropriate, licensor-licensee. It is fully understood that each party will exercise full power and authority, except for as specifically provided otherwise in writing and signed by both parties, to select the means, method and manner of performing all obligations required under this Agreement. Except as provided herein, neither party will have any right or authority and will not attempt to enter into any contract or commitment, or incur any debt or liability of any nature in the name of or on behalf of the other party.

11. TERM; TERMINATION. The term of this Agreement shall commence on the Effective Date, and shall continue for one year, but shall automatically renew on an annual basis unless terminated by either party upon advance written notice to the other. Termination shall not affect the parties' respective outstanding obligations.

Upon termination, the parties will wind up their consignment relationship by conducting an account reconciliation to reach a final settlement. In the event Consignee's records reflect a debit balance with Consignor (defined as any amount owed by Consignor to Consignee), Consignee may (i) hold the Consignment Products as collateral until Consignor makes payment to Consignee; or (ii) if Consignee elects to purchase the remaining inventory of Consignment Product, deduct the debit balance amount from the amount payable to Consignor. Notwithstanding the foregoing, upon termination of this Agreement, Consignee may, at its option, (i) purchase the remaining Consignment Product in its possession (and negotiate in good faith for obtaining price protection), or (ii) return all or some of the Consignment Product to Consignor at Consignee's expense.

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Upon commencement of this Agreement, if the parties agree to convert existing non-consignment inventory in Consignee's possession into Consignment Product inventory, the parties shall make this conversion effective on the first day of Consignee's fiscal month. Similarly, upon termination or expiration of this Agreement, if the parties agree to convert existing consignment inventory into non-consignment inventory, the parties shall make this conversion effective on the first day of Consignee's fiscal month.

12. ASSIGNMENT. Neither party may assign this Agreement without first obtaining the written consent of the other party. Provided, however, that a party may assign this Agreement, without the consent of the other party, to (a) a purchaser of all or substantially all of the assigning party's assets or a majority or controlling interest in the assigning party's voting stock, provided that the purchaser's net worth at the time of purchase is equal to or greater than that of the assigning party, and further provided that the purchaser is not a competitor of the other party to this Agreement; or (b) to a present or future subsidiary or affiliate of the assigning party.

13. GOVERNING LAW. This Agreement shall be governed and controlled in all respects by the laws of the State of Minnesota, excluding its conflict of law rules.

14. ENTIRE AGREEMENT. This consignment agreement, and the accompanying exhibits, contains all the terms and conditions with respect to the consignment of the Consignment Products named herein. No modification of these terms and conditions shall be of any force unless such modification is reduced to writing and signed by the undersigned Consignor and Consignee. However, the parties may from time to time amend the description of products and Agreed Cost terms contained on EXHIBIT A, without necessarily reducing the same to a writing signed by both parties.


CONSIGNOR: SLS INTERNATIONAL, INC.

By:
     ---------------------------------------------------------

Name:    Steven Lamar

Title:   President

Date:    February 21, 2006


CONSIGNEE:        BEST BUY PURCHASING LLC

By:
         -----------------------------------------------------

Name:    Daniel Moe

Title:   VP- Vendor Management

Date:    February 28, 2006

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                       EXHIBIT A TO CONSIGNMENT AGREEMENT


DESCRIPTION OF CONSIGNMENT CONSIGNMENT PRODUCTS                   AGREED COST

SKU # TBD
Consignment Product Description:                                  $    /Unit
5.1 Black 1000 watt Home Theater in a Box with Subwoofer


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